UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2020

Wyndham Hotels & Resorts,Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-38432 (Commission File Number)	82-3356232 (IRS Employer Identification No.)

22 Sylvan Way Parsippany, NJ (Address of principal executive offices)	07054 (Zip Code)

Registrant’s telephone number, including area code: (973) 753-6000

None

(Former name or former address,

if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	WH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Wyndham Hotels & Resorts, Inc. (the “Company”) held on May 12, 2020, the Company’s stockholders, upon recommendation of the Company’s Board of Directors (the “Board”), approved amendments to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to eliminate supermajority voting requirements relating to (a) amendments to the Company’s Certificate of Incorporation and the Company’s Amended and Restated By-Laws (the “By-Laws”) and (b) the removal of Directors (the “Supermajority Provisions”). The Board had previously approved the amendments to the Certificate of Incorporation subject to stockholder approval. On May 12, 2020, the Company filed the Second Amended & Restated Certificate of Incorporation (the “Amended Certificate of Incorporation”) with the Secretary of State of the State of Delaware (“Delaware Secretary of State”), and the Amended Certificate of Incorporation became effective on that date. A more complete description of the amendments is set forth in “Proposal 2 – Amendment of the Certificate of Incorporation to Eliminate Supermajority Voting Requirements” in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on March 31, 2020 (the “Proxy Statement”).

The Board also approved the Second Amended and Restated By-Laws of the Company which included conforming amendments to the By-Laws to eliminate the applicable Supermajority Provisions (the “Amended By-Laws”) to be effective at the effective time of the Amended Certificate of Incorporation. The Amended By-Laws became effective on May 12, 2020.

The foregoing summary of the amendments does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended Certificate of Incorporation and the Amended By-Laws, attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, each of which is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders

(a) As described above under Item 5.03, the Company held its Annual Meeting on May 12, 2020.

(b) At the Annual Meeting, the four proposals described in the Company’s Proxy Statement were submitted to the Company’s stockholders and the final voting results are provided below.

Proposal 1

The Company’s stockholders elected the Class II Directors to serve for a term ending at the 2021 annual meeting, with each Director to serve until such Director’s successor is elected and qualified or until such Director’s earlier death, resignation, retirement, disqualification or removal. The election results for each of the Company’s Class II Directors are set forth below.

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Myra J. Biblowit	78,554,702	1,717,191	5,849,654
Bruce B. Churchill	78,874,450	1,397,443	5,849,654
Pauline D.E. Richards	79,441,863	830,030	5,849,654

Proposal 2

Proposal 2(a)

The amendments to the Certificate of Incorporation to eliminate supermajority voting requirements relating to the amendments to the Company’s Certificate of Incorporation and the Company’s By-Laws were approved as set forth below.

Votes for approval:	80,034,446
Votes against:	176,080
Abstentions:	61,367
Broker Non-Votes:	5,849,654

Proposal 2(b)

The amendment to the Certificate of Incorporation to eliminate supermajority voting requirements relating to the removal of Directors was approved as set forth below.

Votes for approval:	80,075,179
Votes against:	148,069
Abstentions:	48,645
Broker Non-Votes:	5,849,654

Proposal 3

The Company’s stockholders approved, on an advisory basis, the compensation of our named executive officers described in the Proxy Statement as set forth below.

Votes for approval:	78,182,469
Votes against:	1,674,738
Abstentions:	414,686
Broker Non-Votes:	5,849,654

Proposal 4

The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 as set forth below.

Votes for approval:	84,026,254
Votes against:	2,042,115
Abstentions:	53,178
Broker Non-Votes:	0

(c) Not applicable.

(d) Not applicable.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

3.1	Second Amended & Restated Certificate of Incorporation of Wyndham Hotels & Resorts, Inc.

3.2	Second Amended and Restated By-Laws of Wyndham Hotels & Resorts, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wyndham Hotels & Resorts, Inc.

Date: May 13, 2020	By:	/s/ Paul F. Cash
Paul F. Cash
General Counsel, Chief Compliance Officer and Corporate Secretary

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